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                                                                     EXHIBIT 1
FOURTH AMENDMENT TO
EMPLOYEES SAVINGS PLAN OF
COMMONWEALTH ENERGY SYSTEM
AND SUBSIDIARY COMPANIES.
AS AMENDED AND RESTATED AS OF JANUARY 1, 1993.


WHEREAS, the Employees Savings Plan of Commonwealth Energy System and Subsidiary Companies (the Plan) was originally established effective September 1, 1962, amended from time to time, was restated in its entirety as of December 1, 1975 as of January 1, 1979, as of May 11, 1981, as of January 1, 1984, as of January 1, 1985, as of January 1, 1989 and as of January 1, 1993; and

WHEREAS, Section 14.01 of the Plan gives Commonwealth Energy System (the System) the right to further amend the Plan;

NOW, THEREFORE, in consideration of the premises and of the covenants contained herein, the System does hereby covenant and agree that the Plan shall be amended in accordance with the following provisions.

1. Effective January 1, 1997, Section 2.29 of the Plan is amended to read as follows:

     "2.29   Highly Compensated Employee.  Effective as of January 1, 1997,
     means, for the current Plan Year, any employee who performed services for a Participating Company or any other entity referred to in Section 2.291(ii) during the Plan Year; and was at any time during the Plan Year or during the preceding 12 month period a 5% Owner, as that term is defined in Section 416(i)(1)(B) of the Code and the regulations there-under; or received Compensation in excess of $80,000 for the preceding 12 month period (or such amount as indexed in accordance with Section 415(d) of the Internal Revenue Code for the applicable Plan Year)."

     2.291   The following will apply in determining Highly Compensated
     Employees:

     (i) A former Employee who does not perform services for a Participating Company or any other entity referred to in Section 2.291(ii) during the current Plan Year shall be included as a Highly Compensated Employee for the current Plan Year if he was a Highly Compensated Employee upon his termination of employment or at any time after attaining age 55.

     (ii) The determination as to who is a Highly Compensated Employee shall be made after determining within the controlled group (as deferred in Sections 414(b) and 414(c) of the Code) and after application of the special rules in Section 414(m), (n) and (o) of the Code."

2.   Effective as of the dates set forth in Section 2.42 as revised herein,
     Section 2.42 of the Plan is amended to read as follows:

     "2.42   "Participating Company" means the System and its subsidiaries, namely Cambridge Electric Light Company, Commonwealth Gas Company, Canal Electric Company, COM/Energy Services Company, Commonwealth Electric Company, Advanced Energy Systems, Inc. (effective December 12, 1996), COM/Energy Marketing, Inc. (effective May 23, 1997) and COM/Energy Technologies, Inc. (effective September 5, 1997) and any other corpora-tions or systems of which more than fifty (50%) of the voting stock or voting shares is or hereafter may be owned by the System and which, with the consent of the Board of Trustees, has become a party to the Plan and has adopted the trust agreement, each or any of them, as the case may be.

3. Effective January 1, 1998, Section 3.02 of the Plan is amended to read as follows:
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     "3.02   Other Employees.  Any Employee, except an Employee who is
     classified as a "Temporary Employee", who is not a Member of the Plan as of December 31, 1997 shall be eligible to become a Member of the Plan on January 1,1998. Any Employee who is hired after December 31, 1997, except an Employee who is classified as a "Temporary Employee", shall be eligible to become a Member on the first day of the second month following the date he completes his initial Hour of Service.

     Any Employee, who is classified as a "Temporary Employee" shall be eligible to become a Member of the Plan as of the first day of the calendar month next following his completion of one year of Eligibility Service."

4. Effective January 1, 1998, Section 4.03 of the Plan is amended to add the following paragraph:

     "Effective January 1, 1998, the Savings Plan Board (or its delegate) shall maintain a separate Rollover Account for all Members eligible under
     Section 5.17. All such Members shall be fully vested in their Rollover Account at all times."

5. Effective January 1, 1998, Section 5.06 of the Plan is amended as follows:

     "5.06   Transfer Between Investment Funds.  A Member, Inactive Member or
     Former Member may elect to transfer the Asset Balance of his Accounts in whole percentage amounts from any or all Investment Funds to any or all other Investment Funds; provided that immediately after such transfer, the total Asset Balance of the Accounts of the Member, Inactive Member or Former Member under Fund A shall not exceed fifty percent (50%) of the total Asset Balance of all the Accounts of the Member, Inactive Member or Former Member under all Investment Funds. Such election to transfer may be made at any time, but not more than once a day, by directly notifying the Savings Plan Board (or its delegated agent) in the manner determined by the Savings Plan Board.

     Notwithstanding the foregoing, beginning January 1, 1998, transfer of assets may be made from Fund D to any other Investment Fund except for Fund A provided the shares subject to the transfer have remained in the Plan (or the Tax Reduction Act of 1975 Employees Stock Ownership Plan and Trust of Commonwealth Energy System and Subsidiary Companies) for the required 84 months from the allocation date as required by Section 409(d) of the Code. No transfer of assets shall be to Fund D from any other Investment Fund."

6. Effective January 1, 1998, Article 5 is amended to add a new Section 5.17 as follows:

     "5.17    Rollover Contribution.  An Employee may file a written request with the Savings Plan Board to accept his rollover contribution. Any such request shall state the amount of the Rollover Contribution and include a statement that such contribution constitutes a Rollover Contribution.

     The Savings Plan Board shall determine in accordance with a uniform and nondiscriminatory policy, whether or not such contribution originated from a plan qualified under Section 401(a) of the Code, and may require such Employee to submit such other evidence and documentation as it deems necessary.

     All Rollover Contributions must be in cash and the amount contributed under the Plan and any subsequent investment experience on such contributions shall be credited to the Employee's Rollover Account.

     For purposes of this Section 5.17, a Rollover Contribution means a rollover of an "eligible rollover distribution" as defined in Section 402(c)(4) of the Code from a qualified plan or a distribution from a conduit Individual Retirement Account."
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7.   Effective January 1, 1998, Section 6.01 of the Plan is amended to add the following paragraph:

     "Notwithstanding the above, with regard to Employees who become eligible to become Members on or after January 1, 1998, such Members shall be eligible to share in Company Contributions commencing with the first payroll period of the calendar month following the month they complete one year of Eligibility Service described in Section 3.03 of the Plan."

8. Effective January 1, 1998, Section 6.02 of the Plan is amended to add the following paragraph:

     "Notwithstanding the above, with regard to Employees who become eligible to become Members on or after January 1, 1998, such Members shall be eligible to share in the allocation of Company Contributions commencing with the first payroll period that begins in the calendar month following the calendar month in which they complete one year of Eligibility Service as described in Section 3.03 of the Plan."

9. Effective January 1, 1998, Section 6.03 of the Plan is amended to add the following paragraph:

     "Effective for Employees who become eligible to become Members on or after January 1, 1998, the Company Account of such Members shall be fully vested on the first anniversary of the date such Employees first become eligible to become Members provided such Employees are employed by the Participating Employer or an Affiliated Company on such anniversary date."

10. Effective January 1, 1998, Section 8.01 is amended to revise the last sentence to read as follows:

     "A Member, Inactive Member or Former Member shall be required to take an immediate lump sum payment without such Member's consent if the value of such payment is less than or equal to $5,000 (or such other amount as permitted by applicable law or regulations)."

11. Effective January 1, 1998, Section 8.02 is amended to revise the last sentence to read as follows:

     "A Former Member shall be required to take an immediate lump sum payment without such Former Member"s consent if the value of such payment is less than or equals $5,000 (or such other amount as permitted by applicable law or regulations)."

12. Effective January 1, 1998, Section 8.03 is amended to revise the last sentence to read as follows:

     "A Member, Inactive Member or Former Member shall be required to take an immediate lump sum payment without such Member's consent if the value of such payment is less than or equal to $5,000 (or such other amount as permitted by applicable law or regulations)."

13. Effective January 1, 1998, Article 8 is amended to add new Section 8.13 as follows:

     "8.13   Special Options for Terminated Information Services Employees.
     Effective as of the transaction date, Members of the Plan who terminate employment as a result of the outsourcing of the information systems function to a third party service provider and who are subsequently employed by such third party service provider to assist with such outsourcing shall be provided with the following options:

     (a) Members may elect to leave all of their Accounts with the Plan until such time they terminate employment with the third party service provider, at which time they may elect to receive distribution of all of their Accounts;
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     (b)     Members may elect to receive a distribution of all of their
     Accounts except their Pay Deferral Account which must be transferred to the qualified plan of the third party service provider."

     Notwithstanding any provision to the contrary, all such Members who are so terminated due to the outsourcing of the information service function shall be fully vested upon such termination of employment."

14.  Effective January 1, 1998, Section 9.02 is amended to read as follows:

     "9.02   Regular Withdrawal.  Subject to 9.03 and 9.04, a Member, Inactive
     Member or disabled Former Member may not withdraw (i) any portion of his Company Account attributable to contributions not held in such Account for at least twenty-four (24) calendar months or (ii) any portion of his Pay Deferral Account. Subject to these conditions, a withdrawal from his Accounts may be made from the Investment Funds specified by the Member, Inactive Member or disabled Former Member and in the following sequence of contributions and earnings:

     (a) First, one hundred percent (100%) of his Member Account consisting of his contributions made to the Plan;

     (b) Second, one hundred percent (100%) of his Rollover Account as described in Section 5.17;

     (c) Third, one hundred percent (100%) of the earnings on his contributions in his Member Account; and

     (d) Fourth, one hundred percent (100%) of his Company Account consisting of Participating Company contributions held in his Company Account for twenty-four (24) calendar months or longer and earnings thereon."

15. Effective January 1, 1998, Article 9 is amended to add new Section 9.07 as follows:

     "9.07   Withdrawals from Rollover Account.  A Member, Inactive Member or
     Former Member may withdraw all or part of the value of his Rollover Account as described in Section 5.17 at any time in accordance with the provisions of Section 9.02."
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IN WITNESS WHEREOF, Commonwealth Energy System, Cambridge Electric Light
Company, Canal Electric Company, Commonwealth Gas Company, COM/Energy Services Company, Commonwealth Electric Company, Advanced Energy Systems, Inc., COM/Energy Marketing, Inc. and COM/Energy Technologies, Inc. have caused this Amendment to be duly executed in their name and on their behalf, this 14th day of January, 1998.

                                      COMMONWEALTH ENERGY SYSTEM*
                                      CAMBRIDGE ELECTRIC LIGHT COMPANY
                                      CANAL ELECTRIC COMPANY
                                      COMMONWEALTH GAS COMPANY
                                      COM/ENERGY SERVICES COMPANY
                                      COMMONWEALTH ELECTRIC COMPANY
                                      ADVANCED ENERGY SYSTEMS, INC.
                                      COM/ENERGY MARKETING, INC.
                                      COM/ENERGY TECHNOLOGIES, INC.

                                      By: W. G. POIST
                                          W.G. Poist
                                          President of Commonwealth Energy
                                          System and Chairman of its
                                          Subsidiary Companies

                                      By: M. P. SULLIVAN
                                          M.P. Sullivan
                                          Secretary of Commonwealth Energy
                                          System and Clerk of its Subsidiary
                                          Companies

*The name "Commonwealth Energy System" means the trustees for the time being (as trustees but not individually) under a Declaration of Trust, dated December 31, 1926, as amended, which is hereby referred to, and a copy of which has been filed with the Secretary of the Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of, said System binds only the trust estate, and no shareholder, director, trustee, officer or agent assumes, or shall be held to, any liability by reason therefore.